UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2013

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 22, 2013, Raj Atluru informed SolarCity Corporation (“SolarCity”) that he intends to resign as a member of SolarCity’s Board of Directors (the “Board”) effective on or about July 5, 2013, assuming that SolarCity’s stockholders re-elect Mr. Atluru as a Class I director at the Annual Meeting of Stockholders to be held on June 5, 2013 (the “2013 Annual Meeting”). There are no disagreements between SolarCity and Mr. Atluru that caused or contributed to Mr. Atluru’s decision to resign.

Mr. Atluru has indicated that he will continue to stand for election at the 2013 Annual Meeting and, if elected, will serve as a member of the Board for approximately one month. The Board and its Nominating and Corporate Governance Committee continue to value Mr. Atluru’s services and to recommend that SolarCity stockholders vote for Mr. Atluru and the other nominees for election as Class I directors, as described in SolarCity’s Proxy Statement relating to the 2013 Annual Meeting filed with the Securities and Exchange Commission on April 30, 2013 and mailed to stockholders on or about May 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Lyndon R. Rive
Lyndon R. Rive
Chief Executive Officer

Date: May 29, 2013

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